Exhibit 10.4

Execution Version

Draw Term Note

AMOUNT	NOTE DATE	MATURITY DATE

$2,000,000.00	November 1, 2017	November 1, 2022

FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Texas, the principal sum of TWO MILLION and NO/100DOLLARS ($2,000,000.00), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon as hereinafter set forth.

This Note is a note under which Advances shall be made, subject to the terms and conditions of this Note and that certain Credit Agreement dated effective as of the date hereof between the undersigned and Bank (as the same has been and may be amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meaning given such terms in the Credit Agreement.

Subject to the terms and conditions of this Note, the unpaid principal balance of all Indebtedness outstanding under this Note from time to time shall bear interest at the Applicable Interest Rate.

This Note is a note under which Advances in an aggregate principal amount not to exceed the Loan Amount may be made from time to time up and until November 1, 2019, subject to the terms of this Note.  The principal amount under this Note shall be the sum of all Advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank.  When the aggregate principal amount of all Advances made at any time under this Note equals the Loan Amount, no further Advances shall be available under this Note.  Amounts advanced under this Note cannot be reborrowed, regardless of any repayments, whether voluntarily, by required payment or otherwise.  A refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance in accordance with the foregoing shall not be deemed to be a repayment of an Advance or a reborrowing under this Note. No interest shall accrue under this Note until the date of the first Advance made by the Bank; after that, interest on all Advances shall accrue and be computed on the principal balance outstanding from time to time under this Note in accordance with the terms hereof until the same is paid in full.

AT NO TIME SHALL THE BANK BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO THE UNDERSIGNED PURSUANT TO THIS NOTE (NOTWITHSTANDING ANYTHING EXPRESSED OR IMPLIED IN THIS NOTE OR ELSEWHERE TO THE CONTRARY, INCLUDING, WITHOUT LIMITATION, IF BANK SUPPLIES THE UNDERSIGNED WITH A BORROWING FORMULA) IN THE EVENT THAT ANY DEFAULT, OR ANY CONDITION OR EVENT WHICH, WITH THE GIVING OF NOTICE OR THE RUNNING OF TIME, OR BOTH, WOULD CONSTITUTE A DEFAULT, SHALL HAVE OCCURRED AND BE CONTINUING OR EXIST, IN WHICH EVENT, BANK, AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE, AND IN ITS SOLE DISCRETION, MAY REFUSE TO MAKE ADVANCES TO THE UNDERSIGNED WITHOUT INCURRING ANY LIABILITY DUE TO THIS REFUSAL AND WITHOUT AFFECTING THE UNDERSIGNED’S LIABILITY UNDER THIS NOTE FOR ANY AND  ALL AMOUNTS ADVANCED.

Interest accruing hereunder on the basis of the Daily Adjusting LIBOR Rate and on the basis of the Prime Referenced Rate (to the extent applicable) shall be computed on the basis of a 360-day year if this Note evidences a business or commercial loan or a 365/366-day year if a consumer loan, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime Referenced Rate, on the date of each such change.  Interest accruing on the basis of the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

The outstanding principal amount of each Advance shall be payable in monthly payments equal to 1/120th of the original principal amount of such Advance, PLUS interest, commencing on the first business day of the next calendar month following the date of such Advance and on each succeeding Installment Payment Date thereafter. The entire remaining unpaid balance of principal and accrued interest on this Note shall be payable on the Maturity Date set forth above.

Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

In the event the periodic installments set forth above are inclusive of interest, the undersigned hereby acknowledge(s) and agree(s) that such installments are based upon the original principal amount of Indebtedness outstanding under this Note, an assumed fixed rate of interest, and an assumed amortization term, notwithstanding the fact that the Applicable Interest Rate may change from time to time during the term of this Note. Therefore, in the event that the Applicable Interest Rate changes at any time as a result of any change(s) in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime Referenced Rate, Bank may, in its sole discretion, recalculate

*                 INSERT, AS APPLICABLE, “LIBOR-BASED” OR “DAILY ADJUSTING LIBOR RATE”.

**          FOR A LIBOR-BASED ADVANCE, INSERT THE APPLICABLE INTEREST PERIOD (I.E., “ONE (1)”, “TWO (2)” OR “THREE (3)” MONTHS).

the installments of principal and interest required to be made by the undersigned under and pursuant to the terms of this Note, and the undersigned agree(s) to pay such installments as they may be recalculated by Bank, and the undersigned acknowledge(s) and agree(s) that any such recalculation shall not affect the Maturity Date of this Note or any other terms or provisions herein set forth.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the Maximum Rate.  The term “Maximum Rate”, as used herein, shall mean at the particular time in question the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note.  If on any day the Applicable Interest Rate hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the undersigned from time to time as of the effective date of each change in such maximum rate.  For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

The amount from time to time outstanding under this Note and the date of each Advance, the applicable interest rate and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

The undersigned may request an Advance hereunder either (i) upon the delivery to Bank of a written Request for Advance duly completed and executed by the undersigned (as herein provided) or, (ii) to the extent applicable, pursuant to a request submitted through Bank’s Loan Management System (each a “Request”), in each case, subject to the following: (a) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note; (b) each such Request shall be delivered to Bank by 11:00 a.m. ( Detroit, Michigan time) on the proposed date of the requested Advance; (c) after giving effect to such Advance, the aggregate principal amount of Advances made under this Note (excluding refundings and conversions of outstanding Advances) shall not exceed the Loan Amount; (d) a Request, once delivered or submitted  to Bank, shall not be revocable by the undersigned; and (e) the amount of such Advance must be at least Two Hundred Fifty Thousand Dollars ($250,000.00) (or such lesser amount as is acceptable to Bank in its sole discretion).  As aforesaid, any amount(s) repaid under this Note may not be reborrowed.

The undersigned may elect the LIBOR-based Rate or the Daily Adjusting LIBOR Rate as the basis for the Applicable Interest Rate for all or any part of the unpaid principal balance outstanding under this Note, subject to the following: (a) the undersigned shall, by 11:00 a.m. (Detroit, Michigan time) on the proposed effective date of such election, (i) deliver to Bank a Notice of Interest Rate executed by the undersigned setting forth the information required on the Notice of Interest Rate form attached hereto as Exhibit “A”, or (ii) to the extent applicable, submit such election through Bank’s Loan Management System  (each an “Election”); (b) any conversion from an Applicable Interest Rate based upon the LIBOR-based Rate to an Applicable Interest Rate based upon the Daily Adjusting LIBOR Rate or (subject to the terms of this Note) based upon the Prime Referenced Rate shall only be effective as of the last day of the Interest Period applicable to such LIBOR-based Rate; and (c) in the case of a LIBOR-based Rate Election, (i) the principal Indebtedness outstanding under this Note which is to bear interest on the basis of the relevant LIBOR-based Rate for the applicable Interest Period must be at least Two Hundred Fifty Thousand Dollars ($250,000.00) (or such lesser amount as is acceptable to Bank in its sole discretion) as of the first day of such Interest Period; (ii) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note; (iii) if, at the time of any such Election, the LIBOR-based Rate is the basis for the Applicable Interest Rate with respect to all or any part of the Indebtedness which is to be subject to such Election, such Election shall be effective only as of the last day of the Interest Period applicable to such existing LIBOR-based Rate; (iv) the undersigned shall elect Interest Periods hereunder so as to permit the undersigned to make any mandatory principal payments required under the terms of this Note, when due in accordance with the terms hereof, without prepaying any Indebtedness hereunder which is then bearing interest on the basis of the LIBOR-based Rate prior to the end of the Interest Period applicable thereto; and (v) any LIBOR-based Rate Election by the undersigned hereunder shall not be revocable by the undersigned. Any election by the undersigned of an Applicable Interest Rate based upon the Daily Adjusting LIBOR Rate for all or any part of the Indebtedness hereunder shall remain in effect, and the Daily Adjusting LIBOR Rate shall continue to be the basis for the Applicable Interest Rate for such Indebtedness hereunder, unless and until Bank receives an Election from the undersigned in accordance with the foregoing, making a LIBOR-based Rate Election hereunder in respect of such Indebtedness, subject in all respects to the terms and conditions of this Note.

In the event that the undersigned is unable to submit an Election of an Applicable Interest Rate or an applicable Interest Period hereunder through the Bank’s Loan Management System, the undersigned may submit or deliver a written Notice of Interest Rate, duly completed and executed by the undersigned, to Bank by hand delivery, first class mail, overnight courier, facsimile, email or other means of delivery acceptable to Bank. Elections of Applicable Interest Rates and applicable Interest Periods hereunder may be submitted in the undersigned’s discretion by telephonic notice to Bank. Any such election submitted by telephonic notice shall be confirmed by the undersigned that same day by submission to Bank of a written Notice of Interest Rate, as provided herein. The undersigned acknowledge(s) that if the undersigned elect(s) an Applicable Interest Rate and/or Interest Period by telephone, facsimile, email or other means of delivery (other than by hand delivery, first class mail or overnight courier), it shall be for the undersigned’s convenience and all risks involved in the use of any such procedure shall be borne by the undersigned, and the undersigned expressly agree(s) to indemnify and hold Bank harmless therefor.  Bank shall have no duty to confirm the authority of anyone making such an election or request by telephone, facsimile, email or any such other means of delivery. In the event that the undersigned elect(s) to make or submit any such election or request by telephonic notice, facsimile, email or other means of delivery acceptable to Bank, the undersigned acknowledge(s) and agree(s) that Bank may impose or require such verification, authentication and other procedures as Bank may require from time to time.

In the event that the LIBOR-based Rate is at any time the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note, effective as of the last day of the Interest Period applicable to such LIBOR-based Rate and as of the last day of each succeeding Interest Period, the LIBOR-based Rate for such Indebtedness shall be determined as of each such date in accordance with the terms of this Note, and the LIBOR-based Rate shall continue to be the basis for the Applicable Interest Rate for and in respect of such  Indebtedness for successive Interest Periods equal to the same period of time as the Interest Period then ending for such LIBOR-based Rate (but not less than one (1) month), unless and until the Bank receives an Election from the undersigned in accordance with the terms of this Note requesting a LIBOR-based Rate with an Interest Period having a duration different from the Interest Period then in effect or requesting the conversion to the Daily Adjusting LIBOR Rate as the basis for the Applicable Interest Rate for such Indebtedness hereunder; or unless the undersigned is/are not entitled to elect the LIBOR-based Rate as the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding hereunder in accordance with the terms of this Note or the LIBOR-based Rate is not otherwise available to the undersigned as the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, in which case, the Daily Adjusting LIBOR Rate or (subject to the terms of this Note) the Prime Referenced Rate, shall be the basis for the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default or Event of Default hereunder.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

In the event that the LIBOR-based Rate is the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note, and any payment or prepayment of any such Indebtedness shall occur on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned make(s) a LIBOR-based Rate Election with respect to all or any part of the principal indebtedness outstanding under this Note in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the Interest Period applicable thereto, the undersigned (or any of them) revoke(s) such election for any reason whatsoever, or if the undersigned shall fail to make any payment of principal or interest hereunder at any time that the LIBOR-based Rate is the basis for the Applicable Interest Rate hereunder in respect of such Indebtedness, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties.  Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, for the period from the date of such prepayment through the last day of the relevant Interest Period, at the applicable rate of interest provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Indebtedness hereunder through the purchase of an underlying deposit in an amount equal to the amount of such Indebtedness and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the Indebtedness hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.  Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay at any time all or any part of the outstanding balance of any Indebtedness hereunder which is bearing interest at such time based upon the Daily Adjusting LIBOR Rate or any Indebtedness hereunder which is bearing interest based upon the Prime Referenced Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

For any Indebtedness hereunder for which the Applicable Interest Rate is at any time based upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying this Note and the relevant Indebtedness hereunder on the books of such LIBOR Lending Office.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Interest Period, or (c) the Applicable Interest Rate will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to the undersigned.  Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, any obligation of the Bank to maintain any of the Indebtedness outstanding under this Note at an Applicable Interest Rate based upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate shall be suspended, and the Prime Referenced Rate shall be the basis for the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If any Change in Law shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to maintain any of the Indebtedness under this Note with interest based upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to the undersigned.  Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, any obligation of the Bank to maintain any of the Indebtedness hereunder at an Applicable Interest Rate based  upon the LIBOR-based Rate or the Daily Adjusting LIBOR Rate  and the right of the undersigned to make a LIBOR-based Rate Election with respect to the Indebtedness outstanding under this Note shall be suspended, and thereafter, the Prime Referenced Rate shall be the basis for the Applicable Interest Rate for the Indebtedness hereunder during such period of time, and (b) if Bank may not lawfully continue to maintain the Indebtedness hereunder at an Applicable Interest Rate based upon the LIBOR-based Rate to the end of the then current Interest Period applicable thereto, the Prime Referenced Rate shall be the basis for the Applicable Interest Rate for the remainder of such Interest Period.

If any Change in Law shall (a) subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction.  A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital or liquidity is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder.  A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other Indebtedness are secured by and the Bank is granted a security interest in and lien upon the Collateral. Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

Upon the occurrence and during the continuance of an Event of Default, the Bank may, at its option and without prior notice to the undersigned (or any of them), cease advancing money or extending credit to or for the benefit of the undersigned under this Note or any other Loan Document, terminate this Note as to any future liability or obligation of Bank, but without affecting Bank’s rights and security interests in any Collateral and the Indebtedness of the undersigned to Bank, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any Loan Document or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank  any amounts when due, and to the extent that such accounts are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section  3-605 of the Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness.  The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to pay or reimburse to Bank, or any other holder or owner of this Note, on demand, (a) all actual, out-of-pocket costs, expenses, fees and charges paid or incurred by Bank (including, without limitation, Bank’s reasonable attorneys’ fees and costs and/or fees and transfer charges in connection with the preparation, closing and consummation of this Note and/or the other Loan Documents and/or the Loans or transactions contemplated hereby or thereby, or in connection with the administration of this Note or the Indebtedness and (b) all costs, expenses, fees and charges paid or incurred by Bank (including, without limitation, Bank’s attorneys’ fees and costs and/or fees, transfer charges and costs of Bank’s in-house counsel), in connection with the enforcement in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note.

This Note and all other Loan Documents (whether executed and delivered prior to, concurrently with or subsequent to this Note), as such Loan Documents may have been or may hereafter be amended from time to time are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws.  If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.  It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note.  If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by the undersigned or prepayment agreement results (or would, if complied with, result) in the undersigned having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of the undersigned and Bank that this Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Bank shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to the undersigned), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid, or agreed to be paid, by the undersigned for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the undersigned to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.  To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate.  Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the undersigned as provided by applicable law now or hereafter in effect.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

For the purposes of this Note, the following terms have the following meanings:

“Advance” means a borrowing requested by the undersigned and made by Bank under this Note.

“Applicable Interest Rate” means, in respect of all or any part of the Indebtedness hereunder, either the LIBOR-based Rate plus the Applicable Margin, the Daily Adjusting LIBOR Rate plus the Applicable Margin, or (subject to the terms of this Note) the Prime Referenced Rate plus the Applicable Margin, as selected by the undersigned from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means:

(a)                                 in respect of the LIBOR—based Rate, three and one quarter percent (3.25%) per annum ; and

(b)                                 in respect of the Daily Adjusting LIBOR Rate and, to the extent applicable, the Prime Referenced Rate, three and one quarter percent (3.25%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to the the LIBOR-based Rate and Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law),  including, without limitation, any risk-based capital guidelines or any interpretation, administration, request, regulation, guideline, or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)                                 for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness outstanding hereunder which is to bear interest on the basis of such Daily Adjusting LIBOR Rate and for a period equal to one (1) month;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the Daily Adjusting LIBOR Rate determined as provided above would be less than zero percent (0%), then the Daily Adjusting LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Note (the “Daily Adjusting LIBOR 0% Floor”), except for any portion of any principal Indebtedness outstanding under this Note which, at any such time, is subject to any Specified Hedging Agreement, in which case, the Daily Adjusting LIBOR Rate for such portion of such Indebtedness shall be determined without giving effect to the Daily Adjusting LIBOR 0% Floor. Each calculation by Bank of the Daily Adjusting LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Installment Payment Date” means December 1, 2017, and the first (1st) day of each succeeding month thereafter occurring during the term of this Note.

“Interest Period” means, a period of one (1) month, two (2) months, or three (3) months (or such shorter period as may be acceptable to Bank in its sole discretion), as selected by the undersigned (and which period is acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Note, commencing on the effective date of a LIBOR-based Rate Election by the undersigned with respect to all or any part of the Indebtedness hereunder, or in the case of successive continuations of the LIBOR-based Rate as the basis for the Applicable Interest Rate hereunder, as herein provided, on the last day of the preceding Interest Period then ending, provided that:

(a)                                 any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month;

(b)                                 the undersigned shall elect Interest Periods hereunder so as to permit the undersigned to make the mandatory installment payments required under the terms of this Note, when due in accordance with the terms hereof, without prepaying any Indebtedness hereunder which is then bearing interest on the basis of the LIBOR-based Rate prior to the end of the Interest Period applicable thereto; and

(c)                                  no Interest Period shall extend beyond the Maturity Date.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)                                 the LIBOR Rate;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR-based Rate Election” means an election by the undersigned of the LIBOR-based Rate as the basis for the Applicable Interest Rate for all or any part of the Indebtedness hereunder, subject to and in accordance with the terms and conditions of this Note.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of  the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective Indebtedness which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant Interest Period; provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the LIBOR Rate determined as provided above would be less than zero percent (0%), then the LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Note (the “LIBOR 0% Floor”), except for any portion of any principal Indebtedness outstanding under this Note which, at any such time, is/are subject to any Specified Hedging Agreement, in which case, the LIBOR Rate for such portion of such Indebtedness shall be determined without giving effect to the LIBOR 0% Floor. Each calculation by Bank of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“Loan Amount” means the face amount of this Note as set forth at the top of Page 1 hereof.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means a per annum interest rate which is equal to the Prime Rate.

“Request for Advance” means a Request for Advance issued by the undersigned under this Note in the form annexed to this Note as Exhibit “A”.

“Specified Hedging Agreement” means any agreement or other documentation between the undersigned (or any of them) and Bank providing for an interest rate swap that does not provide for a minimum rate of zero percent (0%) with respect to determinations of the LIBOR Rate or Daily Adjusting LIBOR Rate, as applicable, for the purposes of such interest rate swap (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method” in the case of any such interest rate swap made under any master agreement or other documentation published by the International Swaps and Derivatives Association, Inc.).

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege.  The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

This Note is dated and shall be effective as of the date set forth above.

BORROWER:

PRESENTATION TECHNOLOGIES, LLC

By:	/s/ Kevin Jost
Kevin Jost
President

United States
Street Address	City	State	Country	Zip Code

For Bank Use Only

LOAN OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME
Presentation Technologies, LLC
LOAN OFFICER I.D. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT
$2,000,000.00

DRAW TERM NOTE — SIGNATURE PAGE

EXHIBIT “A”

REQUEST FOR ADVANCE

The undersigned hereby request(s) COMERICA BANK (“Bank”) to make a                                                                                                                                                                         * Advance to the undersigned on                                                                                                                                          , in the amount of                                                     Dollars ($                                                                            ) under the Draw Term Note dated as of November 1, 2017, issued by the undersigned to said Bank in the face amount of Two Million and NO/100 Dollars ($2,000,000.00) (the “Note”). The Interest Period for the requested Advance, if applicable, shall be                                                                                                       (                                            ) ** month(s).  In the event that any part of the Advance requested hereby constitutes the refunding or conversion of an outstanding Advance, the amount to be refunded or converted is                                                                                                                                                                                                                                                                                                                                     Dollars ($                                                                                            ), and the last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is                                                                                                   .

The undersigned represent(s), warrant(s) and certify(ies) that no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing under the Note, and none will exist upon the making of the Advance requested hereunder.  The undersigned further certify(ies) that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof, the undersigned will immediately pay such excess amount, without any necessity of notice or demand.

The undersigned hereby authorize(s) Bank to disburse the proceeds of the Advance being requested by this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned, unless this Request for Advance is being submitted for a conversion or refunding of all or any part of any outstanding Advance(s), in which case, such proceeds shall be deemed to be utilized, to the extent necessary, to refund or convert that portion stated above of the existing outstandings under such Advance(s).

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.

Dated this                                         day of                                                                                                                                                            .

BORROWER:

PRESENTATION TECHNOLOGIES, LLC

By:
Name:
Title:

*                 INSERT, AS APPLICABLE, “LIBOR-BASED” OR “DAILY ADJUSTING LIBOR RATE”.

**          FOR A LIBOR-BASED ADVANCE, INSERT THE APPLICABLE INTEREST PERIOD (I.E., “ONE (1)”, “TWO (2)” OR “THREE (3)” MONTHS).

DRAW TERM NOTE — EXHIBIT A